Exhibit 10.3

EXECUTION VERSION

AKERNA CORP.

– and –

Akerna Canada Ample Exchange Inc.

– and –

JOHN PRENTICE

– and –

ODYSSEY TRUST COMPANY

RIGHTS INDENTURE

Providing for the Issue of Certain Contingent Value Rights

- i -

SCHEDULE “A” – FORM OF RIGHTS CERTIFICATE

- ii -

THIS RIGHTS INDENTURE dated as of July ___, 2020

BETWEEN:

AKERNA CORP.,

a corporation existing under the laws of the State of Delaware (“Akerna”)

- AND –

Akerna Canada Ample Exchange Inc.

a corporation existing under the laws of the Province of Ontario (“Exchangeco”)

- AND –

JOHN PRENTICE,

an individual resident in the Province of Ontario

(the “Shareholder Representative”)

- AND –

ODYSSEY TRUST COMPANY,

a trust company existing under the laws of Alberta (the “Rights Agent”)

WHEREAS:

A.	All capitalized terms used in these recitals have the meanings ascribed to them in Section 1.1 below;

B.	Akerna, Ample, Exchangeco and the Shareholder Representative have entered into the Arrangement Agreement;

C.	Pursuant to the terms of the Arrangement Agreement and the Plan of Arrangement, Akerna and Exchangeco proposes to issue to the Ample Shareholders the Rights on the terms and conditions herein set forth;

D.	Each Right shall entitle the Holder to receive, without payment of any further consideration and without further action on the part of the holder thereof, a portion of the Deferred Consideration, which portion shall be determined in accordance with the Arrangement Agreement and the terms and conditions herein set forth;

E.	Akerna and Exchangeco are each duly authorized to create and issue the Rights to be issued as herein provided;

F.	All things necessary have been done and performed to make the Rights, when issued as provided in this Indenture, legal, valid and binding upon Akerna and Exchangeco with the benefits of and subject to the terms of this Indenture;

G.	The foregoing recitals are made as representations and statements of fact by Akerna and Exchangeco and not by the Rights Agent; and

H.	The Rights Agent has agreed to act as the rights agent in respect of the Rights on behalf of the Holders on the terms and conditions herein set forth;

NOW THEREFORE THIS INDENTURE WITNESSES that for good and valuable consideration mutually given and received, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed and declared as follows:

ARTICLE 1
INTERPRETATION

1.1	DEFINITIONS

In this Indenture, including the recitals and schedules hereto, the following words and phrases shall have the following meanings:

(a)	“Akerna Shares” means the shares in the common stock in the share capital of Akerna;

(b)	“Allocation Notice” has the meaning ascribed thereto in Section 3.2(a);

(c)	“Ample” means Ample Organics Inc.;

(d)	“Ample Common Shareholders” means the holders of Ample Common Shares immediately prior to the Closing Time;

(e)	“Ample Common Shares” means the Common Shares in the authorized capital of Ample;

(f)	“Ample Preferred Shareholders” means the holders of Ample Preferred Shares immediately prior to the Closing Time;

(g)	“Ample Preferred Shares” means each issued and outstanding Class A Preferred Share in the capital of Ample, being all issued and outstanding Class A-1 Preferred Shares, Class A-2 Preferred Shares and Class A-3 Preferred Shares;

(h)	“Ample Shareholders” means collectively the Ample Common Shareholders and the Ample Preferred Shareholders;

(i)	“Arrangement” means an arrangement under the Business Corporations Act (Ontario) on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or any variations to the Plan of Arrangement made in accordance with the terms of the Arrangement Agreement;

(j)	“Arrangement Agreement” means, collectively, the arrangement agreement dated December 18, 2019 between Akerna, Ample, Exchangeco and the Shareholder Representative in respect of the Arrangement, as amended by amending agreements dated February 28, 2020, May 26, 2020 and June 1, 2020, and as such agreement may be further amended from time to time;

(k)	“Articles” means the certificate and articles of amendment of Ample dated October 1, 2019, as amended or otherwise modified by the Articles of Arrangement (as defined in the Plan of Arrangement);

(l)	“Business Day” means any day, other than Saturday, Sunday or a statutory holiday in the Province of Alberta;

(m)	“Closing Date” means the date hereof;

(n)	“Closing Time” means the time at which the Arrangement becomes effective on the Closing Date pursuant to the Business Corporations Act (Ontario);

(o)	“Counsel” means a barrister or solicitor or firm of barristers or solicitors retained by the Rights Agent or retained or employed by Akerna and acceptable to the Rights Agent, acting reasonably;

(p)	“Court” means the Ontario Superior Court of Justice;

(q)	“Deferred Consideration” means $10,000,000, payable in Exchangeable Shares; provided that in the event the Recurring Revenue recognized during the Deferred Consideration Period is less than $9,000,000, the Deferred Consideration amount of $10,000,000 shall be reduced by an amount equal to the product of $6.67 multiplied by the difference between $9,000,000 and the amount of Recurring Revenue realized during the Deferred Consideration Period (up to a maximum reduction of $10,000,000), all as calculated in the Deferred Consideration Statement finally determined in accordance with the Arrangement Agreement;

(r)	“Deferred Consideration Payment Date” means the date that the Deferred Consideration is payable by Akerna and Exchangeco to the Rights Agent in accordance with Section 2.19 of the Arrangement Agreement;

(s)	“Deferred Consideration Period” means the period of time beginning on the Closing Date, and ending on the date that is 12 months after the Closing Date;

(t)	“Deferred Consideration Statement” has the meaning ascribed thereto in the Arrangement Agreement;

(u)	“Director” means a director of Akerna and “Directors” or “Board of Directors” means the board of directors of Akerna or, whenever duly empowered, a committee of the board of directors of Akerna, and reference to “action by the directors” means action by the directors of Akerna as a board or action by a committee as a committee;

(v)	“distributions” means distributions (payable in cash or in securities, property or assets of equivalent value) declared payable on Exchangeable Shares;

(w)	“DRS” means the Direct Registration System maintained by the Rights Agent;

(x)	“DRS Advice” means the notification produced by the DRS system evidencing ownership of the Rights;

(y)	“Exchange Rate” means, on any date of determination, the CAD/USD daily exchange rate quoted by the Bank of Canada three Business Days prior to such date;

(z)	“Exchangeable Shares” means the redeemable preferred shares in the capital of Exchangeco;

(aa)	“Exchangeco” means Akerna Canada Ample Exchange Inc.;

(bb)	“Holder” means a Person for the time being who is the registered holder of a Right;

(cc)	“Indenture” or “this Indenture” and “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to this instrument and not to any particular Article, Section, clause, subdivision or other portion hereof, and include each instrument supplemental or ancillary hereto or required to implement this instrument;

(dd)	“NASDAQ” means the National Association of Securities Dealers Automated Quotations exchange;

(ee)	“Permitted Transfer” means a transfer of Rights (i) upon death of a Holder by will or intestacy; (b) pursuant to a court order; or (c) by operation of law (including any consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity;

(ff)	“Person” includes any individual, corporation, company, partnership, association, joint venture, trust, unincorporated association, government or governmental authority;

(gg)	“Plan of Arrangement” means the plan of arrangement attached as Schedule “C” to the Arrangement Agreement, as amended from time to time;

(hh)	“Recurring Revenue” means all revenue that is derived from or that is associated with license revenue from Ample’s core seed-to-sale, AmpleCentral and “Last Call Analytics” products;

(ii)	“Regulatory Authorities” means securities regulatory authorities in Canada, the United States and/or a jurisdiction outside Canada and the United States where a Holder is resident;

(jj)	“Rights” mean the contingent value rights issued and certified hereunder, evidenced in certificated form by a Rights Certificate or uncertificated form by a DRS Advice, and for the time being outstanding, entitling Holders thereof to receive Exchangeable Shares, in accordance with the terms hereof, and “Right” means any one of them;

(kk)	“Rights Agency” means the transfer office of the Rights Agent in Calgary, Alberta and such other locations as Akerna may designate, with the approval of the Rights Agent;

(ll)	“Rights Agent” means Odyssey Trust Company or its successor or successors for the time being as rights agent hereunder, at its offices in Calgary, Alberta;

(mm)	“Rights Certificate” means a certificate in substantially the form set out in Schedule “A” hereto, issued and certified hereunder to evidence a Right;

(nn)	“Successor Entity” has the meaning ascribed thereto in Section 7.1;

(oo)	“Termination Date” means the date that Akerna and/or Exchangeco fully pays to the Holders all Deferred Consideration to which such holders are entitled;

(pp)	“United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia;

(qq)	“U.S. Person” means a “U.S. person” as that term is defined in Rule 902(k) of Regulation S of the U.S. Securities Act;

(rr)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

(ss)	“U.S. Securities Exchange Act” means the United States Securities Exchange Act of 1934;

(tt)	“written request of Akerna” and “certificate of Akerna” mean, respectively, a written order, request, consent and certificate signed in the name of Akerna by any one or more of the officers or Directors of Akerna and may consist of one or more instruments so executed and any other documents referred to herein which is required or contemplated to be provided or given by Akerna is a document signed on behalf of Akerna by any one or more of such officers or Directors;

and a derivative of any defined word or phrase has the meaning appropriate to the derivation of the word or phrase.

1.2	MEANING OF “OUTSTANDING” FOR CERTAIN PURPOSES

Except as provided in Section 3.4, every Rights Certificate countersigned and delivered by the Rights Agent or Rights evidenced by a DRS Advice issued under this Indenture shall be deemed to be outstanding until the Termination Date, provided however that where a Rights Certificate has been issued in substitution for a Rights Certificate that has been lost, stolen or destroyed, only one of them shall be counted for the purpose of determining the Rights outstanding.

1.3	CERTAIN RULES OF INTERPRETATION

Unless otherwise specified in this Indenture:

(a)	words importing the singular number include the plural and vice versa;

(b)	words importing gender include both genders and vice versa and words importing individuals include firms and corporations and vice versa;

(c)	“in writing” or “written” includes printing, typewriting or any electronic means of communication capable of being visibly reproduced at the point of reception, including facsimile;

(d)	“including” is used for illustration only and not to limit the generality of any preceding words, whether or not non-limiting language (such as, “without limitation”, “but not limited to” and similar expressions) is used with reference thereto; and

(e)	reference to any statute, regulation or by-law includes amendments, consolidations, re-enactments and replacements thereof and instruments and legislation thereunder.

1.4	INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

The division of this Indenture into Articles, Sections and other subdivisions, the inclusion of a table of contents and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Indenture.

1.5	APPLICABLE LAW

This Indenture, the Rights and the Rights Certificates shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Any and all disputes arising under this Indenture, the Rights and the Rights Certificates, whether as to interpretation, performance or otherwise, shall be subject to the non-exclusive jurisdiction of the courts of the Province of Ontario and each of the parties hereto irrevocably attorns to the jurisdiction of the courts of such province.

1.6	DAY NOT A BUSINESS DAY

Whenever any payment is due or required to be made or any other action is required to be taken under this Indenture or the Rights Certificates on or as of a day that is not a Business Day, that payment must be made and the other action must be taken on or as of the next day that is a Business Day.

1.7	CONFLICT

In the event of a conflict or inconsistency between a provision of this Indenture and in the Rights Certificates issued hereunder, the relevant provision in this Indenture shall prevail to the extent of the inconsistency.

1.8	TIME OF THE ESSENCE

Time shall be of the essence of this Indenture, the Rights and the Rights Certificates.

1.9	CURRENCY

Except as otherwise stated, all dollar amounts herein are expressed in Canadian dollars.

1.10	SCHEDULES

Schedule “A” to this Indenture is incorporated into this Indenture by reference.

ARTICLE 2
ISSUE OF RIGHTS

2.1	CREATION AND ISSUE OF RIGHTS

(a)	The Rights Agent is hereby appointed rights agent in respect of the Rights.

(b)	Pursuant to the Arrangement Agreement and the Plan of Arrangement, each Ample Shareholder immediately prior to the Closing Time (other than any Ample Shareholder that validly exercised dissent rights in connection with the Arrangement and which dissent right remains valid immediately prior to the Closing Time) shall be entitled to a Right upon the Closing Time.

(c)	Pursuant to the Arrangement Agreement and the Plan of Arrangement, to the extent that an Ample Shareholder who has validly exercised dissent rights in connection with the Arrangement is ultimately deemed to have participated in the Arrangement on the same basis as a non-dissenting Ample Shareholder, Akerna and Exchangeco shall cause the Rights Agent to forward the Rights to such Holder, pursuant to the Arrangement Agreement and the Plan of Arrangement and upon the written request of Akerna.

2.2	TERMS OF RIGHTS

A.	Each Right shall entitle the Holder thereof to receive that portion of the Deferred Consideration that the initial Holder of such Right is entitled to receive in its capacity as an Ample Shareholder pursuant to the Articles. The amount of the entitlement attaching to each Right shall be determined in accordance with the Articles and the Plan of Arrangement by the Shareholder Representative acting reasonably and with reference to the shareholder register of Ample delivered by Ample as of the Effective Time in accordance with the Arrangement Agreement.

(b)	Akerna and Exchangeco shall remit any Deferred Consideration accruing to a Holder on or before the Deferred Consideration Payment Date by delivery of Exchangeable Shares in accordance with Section 3.2.

(c)	Subject to the terms and conditions of this Indenture, all Rights shall rank pari passu, whatever may be the actual date of issue thereof.

(d)	The Rights shall terminate in accordance with the provisions of Section 3.4 and the Plan of Arrangement.

2.3	FORM OF RIGHTS, CERTIFICATED RIGHTS

(a)	The Rights may be issued in both certificated and uncertificated form. All rights issued in certificated form shall be evidenced by a Rights Certificate (including all replacements issued in accordance with this Indenture). All Rights issued in uncertificated form will be evidenced by a DRS Advice and reflected on the register of the Rights and in accordance with the procedures of the Rights Agent for its DRS.

(b)	The Rights Certificates to be issued to evidence the Rights authorized for issuance pursuant to Section 2.1 shall be substantially in the form set out in Schedule “A”.

(c)	All Rights Certificates shall be dated as of the date of their issuance, and shall bear such distinguishing letters and numbers as Akerna may, with the approval of the Rights Agent, prescribe.

(d)	Rights Certificates shall continue to be in the form set out in Schedule “A” and shall continue to express the Deferred Consideration deliverable thereunder.

(e)	Akerna covenants that (i) the Rights and the Exchangeable Shares issuable pursuant to the Rights shall be registered or qualified for distribution, or exempt from or not subject to any requirement for registration or qualification for distribution, under the U.S. Securities Act and the applicable securities laws of U.S. states and (ii) such securities shall not be “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act or under any other U.S. federal or state securities laws.

(f)	Any certificates representing Rights, and, if applicable, any certificates representing Exchangeable Shares issued pursuant to the Rights, and any certificates issued in replacement thereof or in substitution therefor, shall, until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, bear a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY [For Rights Include: AND THE SECURITIES ISSUABLE PURSUANT THERETO] ARE SUBJECT TO THE TERMS AND CONDITIONS OF (I) AN ARRANGEMENT AGREEMENT DATED AS OF DECEMBER 18, 2019, as amended by amending agreements dated February 28, 2020, May 26, 2020 and June 1, 2020; AND (II) A RIGHTS INDENTURE DATED AS OF JULY ___, 2020, INCLUDING TERMS AND CONDITIONS THAT RESTRICT THE SALE, ASSIGNMENT, PLEDGE, ENCUMBRANCE, TRANSFER, OR DISPOSITION OF SUCH SECURITIES.

2.4	SIGNING OF RIGHTS CERTIFICATES

The Rights Certificates shall be signed by any Director or officer of each of Akerna and Exchangeco at or prior to the date of issue of such Rights Certificate and the date of certification or delivery thereof. The signature of such signing officer may be mechanically reproduced in facsimile or electronically and Rights Certificates bearing such facsimile or electronic signature shall be binding upon Akerna and Exchangeco as if they had been manually signed by such signing officer. Notwithstanding that any individual whose manual, facsimile or electronic signature appears on any Rights Certificate as a signing officer may no longer hold office or a trusteeship, as applicable, at the date of issue of such Rights Certificate or at the date of certification or delivery thereof, any Rights Certificate signed as aforesaid shall, subject to Section 2.5, be valid and binding upon Akerna, Exchangeco and the Holder thereof shall be entitled to the benefits of this Indenture.

2.5	CERTIFICATION BY THE RIGHTS AGENT

(a)	Rights Certificates evidencing the Rights shall be certified by or on behalf of the Rights Agent on written direction of Akerna.

(b)	No Rights Certificate shall be issued or, if issued, shall be valid for any purpose or entitle the Holder to the benefits hereof until it has been certified by manual signature by or on behalf of the Rights Agent substantially in the form of the certificate set out in Schedule “A”, and such certification by the Rights Agent upon any Rights Certificate shall be conclusive evidence as against Akerna and Exchangeco that the Rights Certificate so certified has been duly issued hereunder and that the Holder is entitled to the benefits hereof.

(c)	The certification of the Rights Agent on Rights Certificates issued hereunder shall not be construed as a representation or warranty by the Rights Agent as to the validity of this Indenture or the Rights Certificates (except the due certification thereof) and the Rights Agent shall in no respect be liable or answerable for the use made of the Rights Certificates or any of them or of the consideration therefor except as otherwise specified herein.

2.6	HOLDER NOT A SHAREHOLDER

Nothing in this Indenture or in the holding of a Right itself evidenced by a Rights Certificate, or otherwise, shall be construed as conferring upon a Holder any right or interest whatsoever as a shareholder of Akerna or Exchangeco, including, but not limited to, the right to vote at, to receive notice of, or to attend, meetings of shareholders or any other proceedings of Akerna or Exchangeco, or the right to receive distributions, except as may be provided herein or in the Rights Certificates.

2.7	ISSUE IN SUBSTITUTION FOR LOST RIGHTS CERTIFICATE

(a)	If any of the Rights Certificates shall become mutilated or lost, destroyed or stolen, Akerna and Exchangeco, subject to applicable law and to Subsection 2.7(b), shall issue and thereupon the Rights Agent shall certify and deliver a new Rights Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen upon surrender and in place of and upon cancellation of such mutilated Rights Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Rights Certificate, and the substituted Rights Certificate shall be in a form approved by the Rights Agent and shall be entitled to the benefits hereof and shall rank equally in accordance with its terms with all other Rights Certificates issued or to be issued hereunder.

(b)	The applicant for the issue of a new Rights Certificate pursuant to this Section 2.7 shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to Akerna and to the Rights Agent evidence of ownership and of the loss, destruction or theft of the Rights Certificate so lost, destroyed or stolen satisfactory to Akerna and to the Rights Agent in their sole discretion, in each case acting reasonably, and such applicant may also be required to furnish an indemnity or surety bond in amount and form satisfactory to Akerna and the Rights Agent in their sole discretion, in each case acting reasonably, and shall pay the reasonable charges of Akerna and the Rights Agent in connection therewith.

2.8	REGISTER FOR RIGHTS

Akerna and Exchangeco shall cause to be kept by and at the Rights Agency which is the transfer office of the Rights Agent in Calgary, Alberta and in such other place or places as Akerna with the approval of the Rights Agent may designate, a securities register in which shall be entered the names and addresses of Holders and the other particulars, prescribed by law, of the Rights held by them. Akerna and Exchangeco shall also cause to be kept by and at such office the register of transfers, and may also cause to be kept by the Rights Agent or such other registrar or registrars and at such other place or places as Akerna may designate with the approval of the Rights Agent, branch registers of transfers (including, without limitation, branch registers of transfers at each of the other Rights Agencies) in which shall be recorded the particulars of the transfers of Rights registered in that branch register of transfers.

2.9	TRANSFER OF RIGHTS

(a)	The Rights may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer. Any attempted sale, assignment, transfer, pledge, encumbrance or disposition of Rights, in whole or in part, in violation of this Section 2.9(a) shall be void ab initio and of no effect.

(b)	Subject to Sections 2.8, 2.9(a) and 2.9(c) and such reasonable requirements as the Rights Agent may prescribe and all applicable securities laws and requirements of Regulatory Authorities, the Rights may be transferred on the register kept at the Rights Agency pursuant to a Permitted Transfer by the Holder or its legal representatives or its attorney duly appointed by an instrument in writing in form and manner of execution satisfactory to the Rights Agent only upon: (i) in the case of a Rights Certificate, the surrendering of the relevant Rights Certificate with a written instrument of transfer in form reasonably satisfactory to the Rights Agent; and (ii) in the case of DRS Advices, in accordance with the procedures described by the Rights Agent. Upon the Holder surrendering the same and/or meeting the requirements set forth above, the Rights Agent shall issue to the transferee a Rights Certificate or DRS Advice, as applicable, representing the Rights transferred pursuant to the Permitted Transfer.

(c)	No transfer of a Right shall be effective or shall be entered on the register kept by the Rights Agent unless the transferee thereof certifies in writing to Akerna’s satisfaction that the transfer is a Permitted Transfer and:

(i)	the Rights may be transferred in the manner contemplated pursuant to an applicable exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws; or

(ii)	(A) it is not a U.S. Person; (B) at the time of transfer it is not within the United States; and (C) it is not acquiring such Right for the account or benefit of a U.S. Person or a Person within the United States.

The transferee shall also be required to acknowledge that it shall notify Akerna prior to the Termination Date if the representations, warranties and certifications contained in the written instrument of transfer attached to the Rights Certificate, as applicable, are no longer true and correct.

(d)	No transfer of a Right shall be valid:

(i)	unless made in accordance with the provisions hereof;

(ii)	until, upon compliance with such reasonable requirements as the Rights Agent may prescribe, such transfer is recorded on the register maintained by the Rights Agent pursuant to Subsection 2.8; and

(iii)	until all governmental or other charges arising by reason of such transfer have been paid.

(e)	The Rights Agent will promptly advise Akerna of any requested transfer of the Rights. Akerna and Exchangeco will be entitled, and Akerna may direct the Rights Agent, to refuse to recognize any transfer, or enter the name of any transferee, of any Rights on the register kept by the Rights Agent, if such transfer is not a Permitted Transfer and/or would constitute a violation of the securities laws of any jurisdiction or the rules, regulations or policies or any Regulatory Authority having jurisdiction.

(f)	The transfer register for the Rights shall be closed as of the close on business on the last Business Day immediately preceding the Termination Date.

2.10	TRANSFEREE ENTITLED TO REGISTRATION

The transferee of a Right in accordance with Sections 2.8 and 2.9 shall, after the written instrument of transfer attached to the Rights Certificate or DRS Advice is duly completed and the required written instrument(s) of transfer are lodged with the Rights Agent, and upon compliance with all other conditions in that regard required by this Indenture and by all applicable securities laws and requirements of Regulatory Authorities, be entitled to have its name entered on the register as the owner of such Right free from all equities or rights of set-off or counterclaim between Akerna or Exchangeco and its transferor or any previous Holder of such Right, save in respect of equities of which Akerna or Exchangeco or the transferee is required to take notice by statute or by order of a court of competent jurisdiction.

No duty shall rest with the Rights Agent to determine compliance of the transferee or transferor of any Rights with applicable securities laws. The Rights Agent may assume for the purposes of this Indenture that the address on the register of Holders of any Holder is the actual address of such Holder and is also determinative of the residence of such Holder and that the address of any transferee to whom any Rights or other securities deliverable in connection with any Rights are to be registered, as shown on the transfer document, is the actual address of the transferee and is also determinative of the residency of the transferee.

2.11	REGISTERS OPEN FOR INSPECTION

The registers hereinbefore referred to shall be open at all reasonable times and upon reasonable notice for inspection by Akerna, Exchangeco, the Rights Agent, the Shareholder Representative or any Holder. The Rights Agent shall, from time to time when requested to do so in writing by Akerna, furnish Akerna and/or Exchangeco, upon payment of the Rights Agent’s reasonable charges, with a list of the names and addresses of Holders entered in the register kept by the Rights Agent and showing the number of Rights held by each such Holder.

2.12	OWNERSHIP OF RIGHTS

(a)	Akerna, Exchangeco and the Rights Agent may deem and treat the registered Holder of any Rights Certificate or DRS Advice as the absolute owner of the Right represented thereby for all purposes and Akerna, Exchangeco and the Rights Agent shall not be affected by any notice or knowledge to the contrary, except where Akerna, Exchangeco or the Rights Agent is required to take notice by statute or by order of a court of competent jurisdiction. For greater certainty, subject to applicable law, none of Akerna, Exchangeco nor the Rights Agent shall be bound to take notice of or see to the execution of any trust, whether express, implied or constructive, in respect of any Right, and may transfer any Right in accordance with Section 2.9 on the direction of the Person registered as Holder thereof, whether named as rights agent or otherwise, as though that Person were the beneficial owner thereof.

(b)	Subject to the provisions of this Indenture and applicable law, each Holder shall be entitled to the rights and privileges attaching to the Rights held thereby.

2.13	EXCHANGE OF RIGHTS CERTIFICATES

(a)	Rights Certificates, representing Rights entitling the Holders to receive Deferred Consideration may, prior to the Termination Date and upon compliance with the reasonable requirements of the Rights Agent, be exchanged for another Rights Certificate or Rights Certificates entitling the Holder thereof to receive any Deferred Consideration payable under the Rights Certificate or Rights Certificates so exchanged of equal aggregate amount.

(b)	Rights Certificates may be exchanged only at the Rights Agency or at any other place that is designated by Akerna with the approval of the Rights Agent. Any Rights Certificates tendered for exchange shall be surrendered to the Rights Agent and shall be cancelled.

(c)	Except as otherwise herein provided, the Rights Agent shall charge to the Holder requesting an exchange a reasonable sum for each new Rights Certificate issued in exchange for a surrendered Rights Certificate(s).

2.14	PRINCIPAL OFFICE

If the principal transfer office of the Rights Agent in the city where the Rights Agency is situated is for any reason not available to act in connection with the exchange of Rights Certificates as contemplated by this Indenture, Akerna and the Rights Agent shall arrange for another office in such city to act in connection with the exchange of Rights Certificates and shall give notice of the change of such office to the Shareholder Representative.

ARTICLE 3
DELIVERY OF DEFERRED CONSIDERATION

3.1	METHOD OF DELIVERY OF DEFERRED CONSIDERATION

At least three (3) Business Days prior to the Deferred Consideration Payment Date determined in accordance with the Arrangement Agreement, Akerna shall provide the Rights Agent with a written notice setting out the Deferred Consideration Payment Date, the amount and kind of Deferred Consideration to be issued to the Holders in accordance with the Deferred Consideration Statement finally determined in accordance with the Arrangement Agreement, together with a detailed description of the calculation thereof in accordance with Section 3.2.

3.2	PAYMENT MECHANISM

(a)	The aggregate number of Exchangeable Shares to be issued in respect of all Rights held by the Holders shall be equal to the quotient obtained by dividing: (i) the amount of the Deferred Consideration payable in accordance with Section 2.2, divided by (ii) the 20 day volume weighted average price of the Akerna Shares (converted to Canadian dollars from US dollars using the Exchange Rate as of the Deferred Consideration Payment Date) as quoted on the NASDAQ on the last trading day immediately preceding the Deferred Consideration Payment Date.

(b)	Following the determination of the aggregate number of Exchangeable Shares to be issued in accordance with Section 3.2(a), the Shareholder Representative shall provide written notice (the “Allocation Notice”) to the Rights Agent, Akerna and Exchangeco setting forth the Seller Representative’s final determination with respect to number of Exchangeable Shares payable in respect of each Right, together with instructions for the issuance of Exchangeable Shares to each Holder of a Right in satisfaction of the obligations of Akerna and Exchangeco thereunder.

(c)	On the Deferred Consideration Payment Date, Akerna and Exchangeco shall cause the Rights Agent to deliver Exchangeable Shares to the Holders in accordance with the instructions set forth in the Allocation Notice.

(d)	No certificates or other entitlements to fractional Exchangeable Shares shall be issued to any Holder, and any Holder otherwise entitled to a fractional interest in an Exchangeable Share will receive the nearest whole number of Exchangeable Shares (with fractions equal to or greater than 0.5 being rounded up and fractions less than 0.5 being rounded down).

3.3	CANCELLATION OF RIGHTS

At the Termination Date, all Rights Certificates shall be cancelled.

3.4	RIGHTS VOID

The Rights shall, as at the Termination Date, be null, void and of no effect.

3.5	ACCOUNTING AND RECORDING

Exchangeco shall cause its registrar and transfer agent to account to the Rights Agent with respect to the issuance of Exchangeable Shares as soon as reasonably practicable upon such issuance. Such accounting will include the particulars of the issuance of Exchangeable Shares pursuant to the Rights, including the names and addresses of the Persons who become holders of Exchangeable Shares pursuant to the Rights and the certificate numbers. The Rights Agent shall rely, and shall be protected in so doing, upon the certificate of Exchangeco or of its registrar and transfer agent and any other document filed by Exchangeco pursuant to this Section for all purposes.

Any instruments, from time to time received by the Rights Agent, shall be received in trust for, and shall be segregated and kept apart by the Rights Agent in trust for, Akerna.

ARTICLE 4
COVENANTS OF AKERNA AND EXCHANGECO

4.1	MAINTENANCE

So long as any Rights are outstanding, each of Akerna and Exchangeco shall use its commercially reasonable efforts to at all times maintain its existence, carry on and conduct its business, and that of its material subsidiaries, in accordance with good business practice.

4.2	TO PAY RIGHTS AGENT REMUNERATION AND EXPENSES

Akerna covenants that it shall pay to the Rights Agent from time to time reasonable remuneration for its services hereunder and shall pay or reimburse the Rights Agent upon its request for all expenses, disbursements and advances incurred or made by the Rights Agent in the administration or execution of its duties hereunder (including the reasonable compensation and the disbursements of its Counsel and all other advisors and assistants not regularly in its employ) both before any default hereunder and thereafter until all duties of the Rights Agent hereunder shall be finally and fully performed and even after the termination of this Indenture, except any such expenses, disbursement or advance as may arise out of or result from the Rights Agent’s gross negligence, wilful misconduct or bad faith. Such remuneration which shall remain unpaid for a period of 30 Business Days after invoicing shall incur interest at the rate then charged by the Rights Agent to its corporate clients. The Rights Agent shall not have any recourse against the securities or any other property held by it pursuant to this Indenture for payment of its fees. This Section 4.2 shall survive the resignation or removal of the Rights Agent and the termination and discharge of this Indenture. The Rights Agent shall have no obligation to take any action under this Indenture so long as any payment remains due to the Rights Agent for any reasonable fees, expenses and disbursements.

4.3	TO PERFORM COVENANTS

Each of Akerna and Exchangeco shall perform and carry out all of the acts or things to be done by it as provided in this Indenture and shall promptly advise the Rights Agent in writing of any material default by Akerna or Exchangeco in the performance of its covenants hereunder.

4.4	RIGHTS AGENT MAY PERFORM COVENANTS

If Akerna or Exchangeco fails to perform any of its covenants contained in this Indenture, the Rights Agent, upon receipt of written notice from Akerna or Exchangeco of such failure to perform, shall notify the Shareholder Representative of such failure on the part of Akerna or may itself perform any of the covenants capable of being performed by it but, subject to ARTICLE 9, shall be under no obligation to perform said covenants or to notify the Shareholder Representative that it is doing so. All sums expended or advanced by the Rights Agent in so doing shall be repayable as provided in Section 4.2, but the Rights Agent shall not be required to expend or risk its own funds. No such performance, expenditure or advance by the Rights Agent shall relieve Akerna of any default hereunder or of its continuing obligations under the covenants herein contained.

4.5	CREATION AND ISSUE OF THE RIGHTS

Akerna and Exchangeco are each duly authorized to create and issue the Rights and, the Rights, when issued and countersigned as herein provided, shall be valid and enforceable against Akerna and Exchangeco and, subject to the provisions of this Indenture, Akerna and Exchangeco shall cause the Exchangeable Shares, to be issued pursuant to ARTICLE 3 under this Indenture and cause the certificates representing such Exchangeable Shares to be duly issued and delivered in accordance with the Right Certificates and the terms hereof. At all times prior to and as at the Termination Date, while any of the Rights are outstanding, Exchangeco shall reserve, and Akerna shall cause Exchangeco to reserve, and there shall be conditionally allotted but unissued out of Exchangeco’s authorized capital that number of Exchangeable Shares sufficient to enable Akerna and Exchangeco to meet their respective obligations hereunder. All Exchangeable Shares issued pursuant to the Rights shall be issued as fully paid and non-assessable. Akerna and Exchangeco shall make or cause to be made all requisite filings, and pay all applicable fees, under applicable securities laws to report the issuance of Exchangeable Shares pursuant to the Rights.

ARTICLE 5
ROLE OF RIGHTS AGENT

5.1	ROLE AS RIGHTS AGENT

The Rights Agent accepts its duties and responsibilities under this Indenture solely as a custodian, bailee and agent, and no trust is intended to be, or is or shall be, created hereby, except as otherwise expressly stated herein, and the Rights Agent shall owe no duty hereunder as a trustee, except as otherwise expressly stated herein.

ARTICLE 6
ENFORCEMENT

6.1	SUITS BY HOLDERS OF RIGHTS

All or any of the rights conferred upon any Holder by any of the terms of the Rights Certificates or this Indenture may be enforced on behalf of the Holders (or any of them) by the Shareholder Representative by appropriate legal proceedings but without prejudice to the right which is hereby conferred upon the Rights Agent to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Holders.

6.2	WAIVER OF DEFAULT

Upon the happening of any default hereunder, the Shareholder Representative shall have the power by requisition in writing to instruct the Rights Agent to waive any default hereunder and the Rights Agent shall thereupon waive the default upon such terms and conditions as shall be prescribed in such requisition, provided that no delay or omission of the Rights Agent or of the Shareholder Representative, as applicable, to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein and provided further that no act or omission either of the Rights Agent or the Shareholder Representative in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent default hereunder or the rights resulting therefrom.

ARTICLE 7
SUCCESSOR ENTITIES

7.1	CERTAIN REQUIREMENTS

Prior to the Termination Date, neither Akerna nor Exchangeco shall, directly or indirectly, sell, transfer or otherwise dispose of all or substantially all of their respective properties and assets as an entirety to any other Person and shall not amalgamate or merge with or into any other Person (any such other Person being herein referred to as a “Successor Entity”) unless:

(a)	the Successor Entity executes, before or contemporaneously with the consummation of any such transaction, an indenture supplemental hereto together with such other instruments as are satisfactory to the Rights Agent and in the opinion of Counsel are necessary or advisable to evidence the assumption by the Successor Entity of the due and punctual observance and performance of all the covenants and obligations of Akerna under this Indenture; and

(b)	such transaction shall be to the satisfaction of the Rights Agent, acting reasonably, and in the opinion of Counsel, be upon such terms so as to substantially preserve and not impair or reduce in any material respect the rights, and powers of the Rights Agent or of the Holders hereunder, including, for certainty, the economic rights, entitlements and interests of the Holders (or any of them) hereunder.

7.2	VESTING OF POWERS IN SUCCESSOR ENTITY

Whenever the conditions of Section 7.1 have been duly observed and performed, a Successor Entity shall possess and from time to time may exercise each and every right and power of Akerna and/or Exchangeco under this Indenture in the name of Akerna and/or Exchangeco or otherwise and any act or proceeding by any provision of this Indenture required to be done or performed by any Directors or officers of Akerna and/or Exchangeco may be done and performed with like force and effect by the Directors or officers of such Successor Entity.

ARTICLE 8
NOTICES

8.1	NOTICE TO AKERNA AND THE RIGHTS AGENT

(a)	Unless herein otherwise expressly provided, any notice to be given hereunder to Akerna, the Rights Agent and/or the Shareholder Representative (for and on behalf of the Holders) shall be deemed to be validly given if delivered or if sent by registered letter, postage prepaid, or by electronic transmission:

if to Akerna or Exchangeco:	Akerna Corp.
1601 Arapahoe Street
Denver, CO 80202
Email: john.fowle@akerna.com

Attention:	John Fowle, Chief Financial Officer

with a copy to:	Dentons Canada LLP
15th Floor, Bankers Court, 850 – 2nd Street S.W.
Calgary, Alberta T2P 0R8
Email: bennett.wong@dentons.com

Attention:	Bennett Wong

if to the Rights Agent:	Odyssey Trust Company
1230, 300 5th Avenue S.W.
Calgary, Alberta T2P 3C4
Email: corptrust@odysseytrust.com

Attention:	VP, Corporate Trust

if to the Shareholder
Representative:	John Prentice
629 Eastern Avenue, Building B
Toronto, Ontario M4M 1E4
Email: john.prentice@ampleorganics.com

and any such notice delivered in accordance with the foregoing shall be deemed to have been received on the date of delivery or if sent by electronic transmission, on the first Business Day following such transmission or, if mailed, on the fifth Business Day following the date of the postmark on such notice.

(b)	Akerna, the Shareholder Representative or the Rights Agent, as the case may be, may from time to time notify the others in the manner provided in Subsection 8.1(a) of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of Akerna or the Rights Agent, as the case may be, for all purposes of this Indenture.

ARTICLE 9
CONCERNING THE RIGHTS AGENT

9.1	NO CONFLICT OF INTEREST

The Rights Agent represents to Akerna that to the best of its knowledge, at the date of the execution and delivery of this Indenture there exists no material conflict of interest in its role as a fiduciary hereunder. In the event of a material conflict of interest arising in the Rights Agent’s role as fiduciary hereunder the Rights Agent shall, as soon as practicable but in any case within 20 days after ascertaining that it has such material conflict of interest, either eliminate the same or assign its trust hereunder to a successor rights agent approved by Akerna. Notwithstanding the foregoing provisions of this section, if any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Indenture and the Rights Certificate(s) shall not be affected in any manner whatsoever by reason hereof.

9.2	REPLACEMENT OF RIGHTS AGENT

(a)	The Rights Agent may resign its trust and be discharged from all further duties and liabilities hereunder by giving to Akerna at least 45 days’ notice in writing or such shorter notice as Akerna may accept as sufficient. The Shareholder Representative shall have the power at any time to remove the existing Rights Agent and to appoint a new rights agent. If the Rights Agent resigns or is removed by the Shareholder Representative or is dissolved, becomes bankrupt, goes into liquidation or otherwise becomes incapable of acting hereunder, Akerna shall forthwith appoint a new rights agent unless a new rights agent has already been appointed by the Shareholder Representative; failing such appointment by Akerna, the retiring Rights Agent or the Shareholder Representative may apply to a court of competent jurisdiction, on such notice as such court may direct, for the appointment of a new rights agent; but any new rights agent so appointed by Akerna or by such court shall be subject to removal as aforesaid by the Shareholder Representative. Any new rights agent appointed under any provision of this section must be a corporation authorized to carry on the business of a trust company in one or more provinces of Canada and, if required by the applicable trust indenture legislation of any other province or territory, in that other province or territory, and must be a corporation which is independent of Akerna and has no material conflict of interest. On any new appointment the new rights agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Rights Agent.

(b)	Any entity into which the Rights Agent may be merged or with which it may be consolidated or amalgamated or any entity resulting from any merger, consolidation or amalgamation to which the Rights Agent shall be a party or any entity succeeding to the trust business of the Rights Agent, shall be the successor rights agent under this Indenture without the execution of any instrument or any further act.

9.3	EVIDENCE, EXPERTS AND ADVISERS

(a)	In addition to the reports, certificates, opinions and other evidence required by this Indenture, Akerna and Exchangeco shall furnish to the Rights Agent such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by any trust indenture legislation or as the Rights Agent may reasonably require by written notice to Akerna.

(b)	In the exercise of its rights and duties hereunder, the Rights Agent may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed in statutory declarations, opinions, reports, written requests, consents, or orders of Akerna, certificates of Akerna or other evidence furnished to the Rights Agent pursuant to any provision hereof or any trust indenture legislation or pursuant to a request of the Rights Agent, not only as to its due execution and the validity and effectiveness of its provisions, but also to the truth and acceptability of any information therein contained which the Rights Agent in good faith believes to be genuine.

(c)	Proof of the execution of an instrument in writing, including a Holders’ Request, by any Holder may be made by the certificate of a notary public, or other officer with similar powers, that the Person signing such instrument acknowledged to it the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Rights Agent may consider adequate.

(d)	The Rights Agent may, at the expense of Akerna employ or retain such counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any counsel, and shall not be responsible for any misconduct or negligence on the part of any such experts or advisers who have been appointed with due care by the Rights Agent.

9.4	RIGHTS AGENT MAY DEAL IN SECURITIES

Subject to Section 9.1, the Rights Agent may buy, sell, lend upon and deal in securities of Akerna and generally contract and enter into financial transactions with Akerna or otherwise, without being liable to account for any profits made thereby.

9.5	RIGHTS AGENT NOT ORDINARILY BOUND

Except as otherwise specifically provided herein, the Rights Agent shall not be bound to give notice to any Person of the execution hereof, nor to do, observe or perform or see to the observance or performance by Akerna of any of the obligations herein imposed upon Akerna or of the covenants on the part of Akerna herein contained.

9.6	RIGHTS AGENT NOT REQUIRED TO GIVE SECURITY

The Rights Agent shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

9.7	RIGHTS AGENT NOT REQUIRED TO GIVE NOTICE OF DEFAULT

The Rights Agent shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required to do so under the terms hereof; nor shall the Rights Agent be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Rights Agent and in the absence of any such notice the Rights Agent may for all purposes of this Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given to the Rights Agent to determine whether or not the Rights Agent shall take action with respect to any default.

9.8	ACCEPTANCE OF APPOINTMENT

The Rights Agent hereby accepts its appointment as Rights Agent and its duties and obligations in this Indenture declared and provided for and agrees to perform them upon the terms and conditions herein set forth and to hold and exercise the rights, privileges and benefits conferred upon it hereby, subject to all the terms and conditions herein set forth, until discharged therefrom by resignation or other lawful removal.

9.9	DUTIES OF RIGHTS AGENT

The Rights Agent, in exercising its powers and discharging its duties hereunder, shall:

(a)	act honestly and in good faith with a view to the best interests of the Holders; and

(b)	exercise the care, diligence and skill that a reasonably prudent rights agent would exercise in comparable circumstances.

9.10	ACTIONS BY RIGHTS AGENT

(a)	Subject only to Section 9.9, the obligation of the Rights Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Rights Agent or the Holders hereunder shall be conditional upon the Holders delivering to the Rights Agent:

(i)	a written request by the Shareholder Representative directing the Rights Agent to take such act, action, or proceeding;

(ii)	sufficient funds to commence or continue such act, action or proceeding; and

(iii)	an indemnity reasonably satisfactory to the Rights Agent to protect and hold harmless the Rights Agent against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damages it may suffer by reason thereof.

(b)	None of the provisions contained in this Indenture shall require the Rights Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as aforesaid.

(c)	The Rights Agent may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Shareholder Representative (for and on behalf of the Holders), at whose instance it is acting, to deposit with the Rights Agent the Rights held by them, for which Rights the Rights Agent shall issue receipts.

9.11	PROTECTION OF RIGHTS AGENT

By way of supplement to the provisions of any law for the time being relating to trustees it is expressly declared and agreed as follows:

(a)	the Rights Agent shall not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Rights Certificates (except the representation contained in Section 9.1 or in the certificate of the Rights Agent on the Rights Certificates) or be required to verify the same, but all such statements or recitals are and shall be deemed to be made by Akerna;

(b)	nothing herein contained shall impose any obligation on the Rights Agent to see to or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto; and

(c)	the Rights Agent shall not be bound to give notice to any Person or Persons of the execution hereof.

9.12	INDEMNIFICATION OF THE RIGHTS AGENT

The Rights Agent, its officers, directors, agents and employees shall at all times be indemnified and saved harmless by Akerna from and against all claims, demands, losses, actions, causes of action, suits, proceedings, costs, charges, expenses, assessments, judgements, damages and liabilities whatsoever arising in connection with this Indenture, including, without limitation, those arising out of or related to actions taken or omitted to be taken by the Rights Agent contemplated hereby, reasonable expert consultant and legal fees and disbursements on a solicitor and client basis and reasonable costs and expenses incurred in connection with the enforcement of this indemnity, which the Rights Agent may suffer or incur, whether at law or in equity, in any way caused by or arising, directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of its duties as Rights Agent. The foregoing provisions of this section do not apply to the extent that in any circumstance there have been acts of gross negligence, wilful misconduct, or bad faith by the Rights Agent. This indemnity shall survive the termination or discharge of this Indenture and the resignation or removal of the Rights Agent.

9.13	THIRD PARTY INTERESTS

Each party to this Indenture hereby represents to the Rights Agent that any account to be opened by, or interest to held by the Rights Agent in connection with this Indenture, for or to the credit of such party, either: (a) is not intended to be used by or on behalf of any third party; or (b) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Rights Agent’s prescribed form as to the particulars of such third party.

9.14	NOT BOUND TO ACT / ANTI-MONEY LAUNDERING

The Rights Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Rights Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation, regulation or guideline. Further, should the Rights Agent, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation, regulation or guideline, then it shall have the right to resign on 10 days written notice to Akerna, provided: (a) that the Rights Agent’s written notice shall describe the circumstances of such non-compliance; and (b) that if such circumstances are rectified to the Rights Agent’s satisfaction within such 10 day period, then such resignation shall not be effective.

9.15	PRIVACY LAWS

The parties acknowledge that the Rights Agent may, in the course of providing services hereunder, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes: (a) to provide the services required under this Indenture and other services that may be requested from time to time; (b) to help the Rights Agent manage its servicing relationships with such individuals; (c) to meet the Rights Agent’s legal and regulatory requirements; and (d) if Social Insurance Numbers are collected by the Rights Agent, to perform tax reporting and to assist in verification of an individual’s identity for security purposes.

Each party acknowledges and agrees that the Rights Agent may receive, collect, use and disclose personal information provided to it or acquired by it in the course of its acting as agent hereunder this Indenture for the purposes described above and, generally, in the manner and on the terms described in its Privacy Code, which the Rights Agent shall make available on its website, www.odysseytrust.com, or upon request, including revisions thereto. The Rights Agent may transfer personal information to other companies in or outside of Canada that provide data processing and storage or other support in order to facilitate the services it provides.

Further, each party agrees that it shall not provide or cause to be provided to the Rights Agent any personal information relating to an individual who is not a party to this Indenture unless the that party has assured itself that such individual understands and has consented to the aforementioned uses and disclosures.

9.16	FORCE MAJEURE

Except for the payment obligations of Akerna contained herein, neither party shall be liable to the other, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provisions contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, economic sanctions or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this section.

ARTICLE 10
SUPPLEMENTAL INDENTURES

10.1	SUPPLEMENTAL INDENTURES

The Rights Agent may, without the consent or concurrence of the Holders, by supplemental Indenture or otherwise, concur with Akerna in making any changes or corrections in this Indenture which it has been advised by Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provision or clerical omission or mistake or manifest error contained herein or in any deed or indenture supplemental or ancillary hereto, provided that the Rights Agent, relying on the opinion of Counsel, the rights of the Rights Agent and of the Holders are in no way prejudiced thereby.

ARTICLE 11
GENERAL PROVISIONS

11.1	EXECUTION

This Indenture may be simultaneously executed in several counterparts, and may be executed by facsimile or other means of electronic communication producing a printed copy, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution they shall be deemed to be dated as of the date hereof.

11.2	AMENDMENT

This provisions of this Indenture may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by Akerna, the Shareholder Representative and the Rights Agent.

11.3	FORMAL DATE

This Indenture may be referred to as bearing the formal date July ___, 2020 irrespective of the actual date of execution hereof.

11.4	SATISFACTION AND DISCHARGE OF INDENTURE

Upon the Termination Date, this Indenture shall cease to be of any force and effect and the Rights Agent, on demand of and at the cost and expense of Akerna and upon delivery to the Rights Agent of a certificate of Akerna stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with, shall execute instruments as requested by Akerna acknowledging satisfaction of and discharging this Indenture. Notwithstanding the foregoing, the indemnities provided to the Rights Agent by Akerna hereunder shall remain in full force and effect and survive the termination of this Indenture.

11.5	PROVISIONS OF INDENTURE AND RIGHTS FOR THE SOLE BENEFIT OF PARTIES AND HOLDERS

Nothing in this Indenture or in the Rights Certificates, expressed or implied, shall give or be construed to give to any Person other than the parties thereto and the Holders, as the case may be, any legal or equitable right, remedy or claim under this Indenture, or under any covenant or provision herein or therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Holders.

11.6	WITHHOLDING

Each of Akerna, Exchangeco and the Rights Agent shall be entitled to deduct and withhold from any amounts or property to be issued, paid, assigned or conveyed hereunder, such amounts as Akerna, Exchangeco or the Rights Agent, as the case may be, is required to deduct and withhold with respect to such payment or transfer under the Income Tax Act (Canada) or any provision of federal, provincial, state, local or foreign tax law. In lieu of withholding such amounts Akerna, Exchangeco and the Rights Agent shall be entitled to otherwise recover or to require a Holder to provide for such applicable taxes. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the relevant Holder, provided that such withheld amounts are actually remitted to the appropriate taxing authority.

[Remainder of this page left intentionally blank]

IN WITNESS WHEREOF the parties hereto have executed this Indenture under the hands of their proper officers in that behalf.

By:	/s/ John Prentice
	Name:	John Prentice, exclusively in his capacity as Shareholder Representative

Akerna Canada Ample Exchange Inc.

By:	/s/ Jessica Billingsley
Name: Jessica Billingsley
Title: Chief Financial Officer

AKERNA CORP.

By:	/s/ John Fowle
Name: John Fowle
Title: Chief Financial Officer

ODYSSEY TRUST COMPANY

By:	/s/ Dan Sander
Name: Dan Sander
Title: Authorized Officer
By:	/s/ Amy Douglas
Name: Amy Douglas
Title: Authorized Officer

SCHEDULE “A”

FORM OF RIGHTS CERTIFICATE

(see attached)

THIS IS SCHEDULE “A” to the Rights Indenture made as of July ___, 2020 between Akerna Corp., Akerna Canada Ample Exchange Inc., John Prentice, as Shareholder Representative, and Odyssey Trust Company, as Rights Agent.

RIGHTS CERTIFICATE

AKERNA CORP.

(a corporation existing under the laws of Delaware)

(“Akerna”)

RIGHTS CERTIFICATE NO. ____________________________

ONE RIGHT, entitling the holder to acquire such share of the Deferred Consideration as specified in Section 2.2 of the Rights Indenture (as defined below).

THIS IS TO CERTIFY THAT ____________________________________________________________

(the “holder”) is the registered holder of a right (the “Right”) entitling the holder to receive Exchangeable Shares all on the terms and conditions set out in a rights indenture (the “Rights Indenture”) between Akerna, Exchangeco, John Prentice, as Shareholder Representative, and Odyssey Trust Company dated July ___, 2020.

The Right represented by this certificate is issued under and pursuant to the Rights Indenture. Reference is made to the Rights Indenture and any instruments supplemental thereto for a full description of the rights of the holders of the Rights and the terms and conditions upon which the Rights are, or are to be, issued and held, with the same effect as if the provisions of the Rights Indenture and all instruments supplemental thereto were herein set forth. By acceptance hereof, the holder assents to all provisions of the Rights Indenture. In the event of a conflict between the provisions of this Rights Certificate and the Rights Indenture, the provisions of the Rights Indenture shall govern. Capitalized terms used in the Rights Indenture have the same meaning herein as therein, unless otherwise defined.

The registered holder of this Rights Certificate may, at any time prior to the close of business on the last Business Day immediately preceding the Termination Date, upon surrender hereof to the Rights Agent at its offices in the city of Calgary, Alberta, exchange this Rights Certificate for other Rights Certificates entitling the holder to acquire, in the aggregate, the same Deferred Consideration as may be acquired under this Rights Certificate.

The holding of the Right evidenced by this Rights Certificate shall not constitute the holder hereof a shareholder of Akerna or Exchangeco or entitle the holder to any right or interest in respect thereof except as expressly provided in the Rights Indenture and in this Rights Certificate.

The Right evidenced by this Rights Certificate may only be transferred in accordance with the terms of the Rights Indenture and upon compliance with such reasonable requirements as the Rights Agent may prescribe.

This Rights Certificate shall not be valid for any purpose whatever unless and until it has been certified by or on behalf of the Rights Agent.

Time shall be of the essence hereof.

IN WITNESS WHEREOF Akerna has caused this Rights Certificate to be signed by its duly authorized officer as of July ___, 2020.

AKERNA CORP.

Per:
(Authorized Signatory)

Akerna Canada Ample Exchange Inc.

Per:
(Authorized Signatory)

Certified by: ODYSSEY TRUST COMPANY Rights Agent

Per:
(Authorized Signatory)

Per:
(Authorized Signatory)